                             SUBADVISORY AGREEMENT

      THIS  AGREEMENT  is  made  and  entered  into  as of  this  17th  day  of
November,  2006  among  OppenheimerFunds,  Inc.,  a Colorado  corporation  (the
"Adviser"),  and Baring Asset Managment, Inc., a Massachusetts corporation (the
"SubAdviser").

                             W I T N E S S E T H:

      WHEREAS,  Oppenheimer  Baring China Fund (the "Fund") is registered  with the Securities and Exchange  Commission  (the "SEC") as an open-end  management investment  company under the  Investment  Company Act of 1940, as amended (the
"1940 Act");

      WHEREAS,  the  Adviser  is a  registered  investment  adviser  under  the
Investment  Advisers  Act of 1940,  as  amended  (the  "Advisers  Act")  and is engaged in the business of rendering investment advice;

      WHEREAS,  the Adviser  has,  pursuant to an Advisory  Agreement  with the
Fund dated as of October 11, 2006 (the "Advisory  Agreement")  been retained to act as investment adviser for the Fund;

      WHEREAS,  the  Advisory  Agreement  permits the  Adviser,  at its option, subject to approval by the Fund's Board of Trustees  (the  "Board") and, to the
extent  necessary,  shareholders of the Fund, to delegate certain of its duties under the  Advisory  Agreement  to other  investment  advisers,  subject to the requirements of the 1940 Act;

      WHEREAS,   SubAdviser  is  a  registered  investment  adviser  under  the
Advisers  Act and is engaged in the business of  rendering  investment  advice;
and

      WHEREAS,  the Adviser  desires to retain  SubAdviser  to assist it in the provision  of a  continuous  investment  program  for the  Fund's  assets,  and
SubAdviser  is  willing  to  render  such  services  subject  to the  terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties do mutually agree and promise as follows:

      1.    Appointment  as  SubAdviser.   The  Adviser  hereby   appoints  the
SubAdviser  to act as SubAdviser  of the Fund to provide  investment  advice to the Fund as hereinafter  set forth,  subject to the  supervision of the Adviser and the  Fund's  Board  and  subject  to the terms of this  Agreement;  and the
SubAdviser  hereby accepts such  appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided.

      2.    Duties of SubAdviser.

      (a)   Investments.  The  SubAdviser  is hereby  authorized  and  directed and hereby agrees,  subject to the stated investment  policies and restrictions of the Fund as set forth in the Fund's  prospectus  and Statement of Additional
Information  as  currently in effect and as  supplemented  or amended from time to  time  (collectively  referred  to  hereinafter  as  the  "Prospectus")  and subject  to the  directions  of the  Adviser  and the Board,  to (i)  regularly provide  investment advice and  recommendations to the Fund with respect to the
Fund's   investments,   investment  policies  and  the  purchase  and  sale  of
securities  and other  investments;  (ii)  supervise and monitor the investment program of the Fund and the  composition  of its  portfolio to  determine  what securities  and other  investments  shall be purchased or sold by the Fund; and
(iii)  arrange,  subject to the  provisions  of  paragraph  (d) below,  for the purchase  of  securities  and  other  investments  for the Fund and the sale of securities  and  other  investments  held in the  portfolio  of the  Fund.  The
Adviser  agrees  to  provide  the  SubAdviser  with such  assistance  as may be reasonably  requested  by the  SubAdviser  in  connection  with its  activities under this Agreement,  including,  without limitation,  information  concerning the Fund,  its funds  available,  or to become  available,  for  investment and generally as to the conditions of the Fund or the Fund's affairs.

      (b)   Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the SubAdviser shall act in conformity with the Fund's Declaration of Trust,
By-Laws, procedures and policies adopted by the Fund's Board and/or by the
Adviser and the Prospectus and with the instructions and directions received in writing from the Adviser or the Fund's Board and will conform to and comply with the requirements of the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto, the Internal
Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations necessary to allow the Fund to qualify as a "regulated investment company" as defined in Subchapter M of the Code
(which currently requires that, at the close of each quarter of the taxable year, (A) at least 50 percent of the value of the Fund's total assets is represented by (i) cash and cash items [including receivables], Government securities and securities of other regulated investment companies, and (ii)
other securities for purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the Fund and to not more than 10 percent of the outstanding voting securities of such issuer, and (B) not more than 25 percent of the value of its total assets is invested in the securities [other than Government securities or the securities of other regulated investment companies] of any one issuer).  Notwithstanding the foregoing, the Adviser shall, subject to the SubAdviser's compliance with its obligations, remain responsible for the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations.  The Adviser will provide the SubAdviser with a copy of those portions of the minutes of the meetings of the Fund's Board to the extent they may materially affect the duties of the SubAdviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the SubAdviser may reasonably request to enable it to perform its functions under this Agreement.

      The  Adviser  will  provide the  SubAdviser  with  advance  notice of any change in the  Fund's  investment  objectives,  policies  and  restrictions  as stated in the  Prospectus  or in any  procedures  and  policies  adopted by the
Fund's Board and/or the Adviser,  and the SubAdviser  shall, in the performance of  its  duties  and  obligations  under  this  Agreement,  manage  the  Fund's
portfolio   investments   in  compliance   with  such  changes,   provided  the
SubAdviser  has received  prompt  notice of the  effectiveness  of such changes from the Fund or the  Adviser.  In addition to such notice,  the Adviser  shall provide to the  SubAdviser  a copy of a  modified  Prospectus  reflecting  such changes provided that such Prospectus was so modified.

      The Adviser  acknowledges  and agrees that,  provided that the SubAdviser has  provided  the  Adviser  with  complete,  accurate  and timely  information regarding the  SubAdviser's  activities  relating to the Fund,  the  Prospectus will at all times be in compliance with all disclosure  requirements  under all applicable  federal  and  state  laws and  regulations  relating  to the  Fund, including,  without  limitation,  the 1940 Act,  and the rules and  regulations thereunder,  and that the  SubAdviser  shall have no  liability  in  connection therewith,  except as to the  accuracy of  material  information  furnished  in writing  by the  SubAdviser  to the  Fund or to the  Adviser  specifically  for inclusion  in  the  Prospectus,  or  information  which  was  provided  to  the
SubAdviser to review and which  SubAdviser  approved as to the accuracy of such information  or if the SubAdviser  does not promptly  respond will be deemed to have  approved  the  accuracy  of such  information  as  described  below.  The
SubAdviser  hereby  agrees to provide to the  Adviser in a timely  manner  such information  relating to the  SubAdviser and its  relationship  to, and actions for, the Fund as may be required to be contained  in the  Prospectus  or in the
Fund's  registration  statement on Form N-1A. The  SubAdviser  shall have seven
(7) business days to review all  disclosure  about the Fund and the  SubAdviser contained in the Fund's  Prospectus  and  Statement of  Additional  Information
and certain  advertisements  for accuracy and shall  approve or  disapprove  of such  disclosure  within seven (7) business days of receiving such  disclosure.
After the  expiration  of seven (7) business  days,  the Adviser  shall provide
the  SubAdviser  an  additional  five  (5)  business  days  to  respond,   such
additional  five (5) business  days to commence  upon  written  notice from the
Adviser.  The  SubAdviser's  failure  to  respond  within  such  time  shall be deemed to constitute SubAdviser's approval of such disclosure.

      The SubAdviser  agrees to notify the Adviser and the Fund  immediately of any  material  fact  known to the  SubAdviser  respecting  or  relating  to the
SubAdviser  and its  relationship  to, and  actions  for,  the Fund that is not contained  the  Registration  Statement  or  Prospectus  for the  Fund,  or any
amendment or supplement  thereto,  or of any  statement  respective or relating to  the  SubAdviser  and  its  relationship  to,  and  actions  for,  the  Fund contained therein that becomes untrue in any material respect.

      (c)   Voting of Proxies.  Absent  specific  written  instructions  to the contrary  provided to the  SubAdviser  by the Adviser,  the Adviser shall vote, either  in  person  or by  proxy,  all  securities  in  which  the  Fund may be invested  from  time  to  time in  accordance  with  the  Fund's  proxy  voting procedures.

      (d)   Brokerage.   The   SubAdviser   is   authorized,   subject  to  the
supervision  of the Adviser and the Fund's  Board,  to  establish  and maintain accounts  on behalf of the Fund with,  and place  orders for the  purchase  and sale  of the  Fund's  portfolio  securities  with  or  through,  such  persons, brokers  (including,  to the  extent  permitted  by  applicable  law and by the
Fund, the Fund or the Adviser,  any broker  affiliated  with the SubAdviser) or dealers  ("brokers")  as SubAdviser  may elect and negotiate  commissions to be paid on such transactions.

      Upon  obtaining   consent  of  the  Adviser  or  the  Fund's  Board,  the
SubAdviser   may  effect  the  purchase  and  sale  of  securities  in  private transactions on such terms and conditions as shall be approved by the Adviser.

      The  SubAdviser   shall  place  orders  for  the  purchase  and  sale  of
portfolio  investments for the Fund's account with brokers or dealers  selected by the  SubAdviser.  In the  selection  of  such  brokers  or  dealers  and the placing of such  orders,  the  SubAdviser  shall seek to obtain for the Fund at reasonable  expense,  the "best  execution"  (prompt and reliable  execution at
the  most  favorable   security  price  obtainable)  of  the  Fund's  portfolio
transactions,  except  to  the  extent  it  may  be  permitted  to  pay  higher
brokerage   commissions  for  brokerage  and  research  services,  as  provided below.  In using its best  efforts  to obtain  for the Fund best  execution  of
Fund  portfolio  transactions,   the  SubAdviser,  bearing  in  mind  the  best
interests  of the  Fund at all  times,  shall  consider  all  factors  it deems relevant,  including  price,  the  size of the  transaction,  the  breadth  and nature of the market for the security,  the  difficulty of the  execution,  the amount  of the  commission,  if any,  the  timing  of the  transaction,  market prices and trends,  the reputation,  experience and financial  stability of the broker or dealer  involved,  and the quality of service  rendered by the broker or  dealer  in other  transactions.  Subject  to such  policies  as the  Fund's
Board may  determine,  or as may be  mutually  agreed to by the Adviser and the
SubAdviser,  the SubAdviser  shall not be deemed to have acted unlawfully or to have  breached  any duty  created  by this  Agreement  or  otherwise  solely by reason of its having  caused the Fund to pay a broker that  provides  brokerage and research  services  (within the meaning of Section 28(e) of the  Securities
Exchange Act of 1934) to the  SubAdviser an amount of commission  for effecting the  Fund's  investment  transaction  that  is  in  excess  of  the  amount  of
commission   that  another   broker  would  have  charged  for  effecting  that
transaction  if,  but only if,  the  SubAdviser  determines  in good faith that such  commission  was  reasonable in relation to the value of the brokerage and research  services  provided by such broker or dealer viewed in terms of either that  particular  transaction or the overall  responsibility  of the SubAdviser with respect to the accounts as to which it  exercises  investment  discretion.
  The  SubAdviser  shall  not  direct  brokerage  to any  broker  or  dealer in recognition of, or otherwise take into account in making  brokerage  allocation decisions,  sales of shares of the Fund or of any other  investment  vehicle by that broker or dealer.

      On occasions when the SubAdviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the SubAdviser, the SubAdviser, to the extent permitted by applicable laws and regulations and subject to the allocation procedures approved by the
Fund's Board or Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the SubAdviser in accordance with the procedures approved by the Trustees or the Adviser.

      (e)   Securities   Transactions.   The   SubAdviser  and  any  affiliated
person of the  SubAdviser  will not purchase  securities  or other  instruments from or sell securities or other  instruments to the Fund;  provided,  however, the  SubAdviser  or any  affiliated  person  of  the  SubAdviser  may  purchase securities or other  instruments  from or sell securities or other  instruments to the  Fund if such  transaction  is  permissible  under  applicable  laws and regulations,  including,  without limitation, the 1940 Act and the Advisers Act and the rules and  regulations  promulgated  thereunder and is permitted by the procedures adopted by the Fund.

      The  SubAdviser,  including its Access  Persons (as defined in subsection
(e) of Rule 17j-1  under the 1940 Act),  agrees to observe and comply with Rule
17j-1 and the  SubAdviser's  Code of Ethics (which shall comply in all material respects  with Rule 17j-1),  as the same may be amended  from time to time.  On at least a quarterly  basis,  the  SubAdviser  will  comply with the  reporting requirements  of Rule 17j-1,  which may include  either (i)  certifying  to the
Adviser  that the  SubAdviser  and its Access  Persons have  complied  with the
SubAdviser's  Code of Ethics or (ii)  identifying  any  violations  which  have occurred  with  respect to the Fund.  Upon  written  request of the  Adviser or the Fund, the SubAdviser  shall permit  representatives  of the Adviser and the
Fund to examine the reports (or  summaries of the reports)  required to be made under the Code of Ethics and other records  evidencing  enforcement of the Code of Ethics.

      (f)   Valuation Assistance.     The  SubAdviser  will provide  reasonable
assistance  to the Adviser,  custodian or  recordkeeping  agent for the Fund in determining  the value of any portfolio  securities that are not registered for public sale, not traded on any securities  markets,  or otherwise may be deemed illiquid  for  purposes  of the 1940 Act  and/or  for  which  market  or broker quotations are not readily  available or may be deemed  unreliable or stale, or which do not appear to reflect corporate  actions,  new or significant  events, or which the Adviser,  custodian or  recordkeeping  agent seeks assistance from the  SubAdviser or  identifies  for review by the  SubAdviser.  Notwithstanding the  foregoing,  the  SubAdviser  will  provide  the  Adviser  with  notice and analysis  of events  that may affect or relate to the  valuation  of the Fund's portfolio securities.

      (g)   Books and Records.   The SubAdviser shall maintain and preserve
for the periods prescribed by applicable laws, rules and regulations all records required to be maintained by the SubAdviser, pursuant to the
Investment Adviser's Act of 1940, on behalf of the Adviser.  The SubAdviser agrees that such records are the property of the Fund and further agrees to surrender promptly to the Fund or to the Adviser any of such records upon request.

      (h)   Information  Concerning  the  Fund  and  SubAdviser.  From  time to time as the Adviser or the Fund may request,  the  SubAdviser  will furnish the
requesting  party  information  and  reports  on  portfolio   transactions  and
reports on Fund  assets held in the  portfolio,  all in such  detail,  form and frequency as the Adviser or the Fund may reasonably request.

      The SubAdviser will (i) make  appropriate  persons,  including the Fund's
portfolio   manager(s),   available   for  the   purpose  of   reviewing   with
representatives  of the Adviser  and/or the Fund's Board on a regular basis the management of the Fund,  including,  without limitation,  review of the general
investment   strategy  of  the  Fund,   economic   considerations  and  general
conditions  affecting the marketplace;  (ii) on a continuing basis, (A) provide the  distributor  of  the  Fund  (the  "Distributor")  with  assistance  in the distribution  and  marketing  of the Fund in such amount and form as the Fund's distributor  may reasonably  request from time to time, and (B) upon reasonable notice  from the  Fund's  distributor,  use  reasonable  efforts  to cause  the
portfolio   manager  or  other  person  who  manages  or  is  responsible   for
overseeing the management of the Fund's  portfolio  (the  "Portfolio  Manager")
to  provide   marketing  and   distribution   assistance  to  the  Distributor,
including,  without  limitation,  conference  calls,  meetings  and road trips, provided  that each  portfolio  manager  shall not be  required  to devote more than 10% of his or her time to such  marketing  and  distribution  activity (in this  regard,  the Adviser  undertakes  to  reimburse  the  SubAdviser  for its reasonable  out-of-pocket  expenses,  provided that,  such expenses are related to a request for  marketing or  distribution  assistance  by a duly  authorized employee  of the  Adviser);  (iii) use  reasonable  efforts  (A) to retain  the services of the Portfolio  Manager who manages the portfolio of the Fund,  from time to time or (B) to promptly  obtain the  services  of a  Portfolio  Manager acceptable  to the  Adviser if the  services  of the  Portfolio  Manager are no longer  available to the  SubAdviser;  (iv) obtain the written  approval of the
Adviser  prior to  designating  a new  Portfolio  Manager;  provided,  however, that,  if the  services of a Portfolio  Manager are no longer  available to the
SubAdviser,  the SubAdviser may designate an interim  Portfolio Manager who (A)
shall be  acceptable  to the Adviser and (B) shall  function  for a  reasonable period  of  time  until  the  SubAdviser  designates  an  acceptable  permanent replacement;  (vi) promptly  notify the Adviser of any  anticipated  changes in the Portfolio Manager,  portfolio  management,  any anticipated  changes in the ownership  or  management  of the  SubAdviser,  or of  material  changes in the control  of the  SubAdviser,  or any other  material  matter  that may  require disclosure to the Fund's Board, shareholders of the Fund or dealers.

      The SubAdviser  agrees that it shall  immediately  notify the Adviser and the Fund (i) in the event that the SEC,  or any  regulatory  body has  censured
the  SubAdviser;   placed   limitations  upon  its  activities,   functions  or
operations;  suspended  or  revoked  its  registration,  if any,  or ability to
serve  as  an  investment  adviser;   or  has  commenced   proceedings  or  any
investigation  that  can  reasonably  be  expected  to  result  in any of these actions;  and (ii) despite the fact that  SubAdviser is not the fund accounting agent for the Fund,  upon  having a  reasonable  basis for  believing  that the
Fund has  ceased to  qualify or might not  qualify  as a  regulated  investment company under Subchapter M of the Code.

      (i)   Transaction  and Portfolio  Holdings  Information.  The  SubAdviser
shall on each  business  day  provide  the  Adviser,  the  Fund and the  Fund's custodian such  information as the Adviser,  the Fund and the Fund's  custodian may reasonably  request relating to all transactions and portfolio  holdings of the  Fund.  Without  limiting  the  foregoing,  the  SubAdviser  shall  on each
business  day  prior  to  7:00  a.m.   Mountain  Time  provide  to  the  Fund's
accounting  agent a list of all  transactions  and current  portfolio  holdings for such business day.

      (j)   Compliance  Program.  The  SubAdviser  will assist the Fund and the
Fund's Chief  Compliance  Officer  ("CCO") in  complying  with Rule 38a-1 under the 1940 Act.  Specifically,  the  SubAdviser  represents  and warrants that it shall  maintain a compliance  program in accordance  with the  requirements  of
Rule  206(4)-7  under  the  Advisers  Act,  and  shall  provide  the  CCO  with
reasonable  access  to  information   regarding  the  SubAdviser's   compliance
program,  which access shall include  on-site visits with the SubAdviser as may be reasonably  requested  from time to time.  In  connection  with the periodic review and annual  report  required to be prepared by the CCO  pursuant to Rule
38a-1,  the SubAdviser  agrees to provide  certifications  as may be reasonably requested  by  the  CCO  related  to  the  design  and  implementation  of  the
SubAdviser's compliance program.

      (k)   Sarbanes-Oxley.  The SubAdviser  will assist the Adviser,  the Fund and any of its or their  trustees,  directors,  officers,  and/or  employees in complying with the provisions of the  Sarbanes-Oxley  Act of 2002 to the extent such  provisions  relate to the services to be provided by, and the obligations of, the  SubAdviser  hereunder.  Specifically,  and without  limitation  to the foregoing,  the SubAdviser  agrees to provide  certifications  to the principal executive and financial  officers of the Fund (the "certifying  officers") that correspond  to and/or  support  the  certifications  required to be made by the certifying  officers in connections  with the preparation  and/or filing of the
Fund's Form N-CSRs, N-Qs, N-SARs,  shareholder reports,  financial  statements, and  other  disclosure  documents  or  regulatory  filings,  in such  form  and content as agreed to by the Fund, Adviser, and SubAdviser.

      (l)   Transaction  Activity.  The  SubAdviser  will  notify  the  Adviser promptly  in the event that,  in the  judgment  of the  SubAdviser,  Fund share transaction  activity  becomes  disruptive to the ability of the  SubAdviser to
effectively   manage  the  assets  of  the  Fund  consistent  with  the  Fund's investment objectives and policies.

      (m)   Assistance.  The  SubAdviser  will  provide  assistance  as  may be reasonably  requested by the Adviser in connection  with compliance by the Fund with any current or future  legal and  regulatory  requirements  related to the services provided by the SubAdviser hereunder.

      (n)   Trading and Trade  Settlement.  The SubAdviser  will, in connection
with  the  purchase  and  sale  of  securities  for  the  Fund,   provide  such
assistance to the Fund's  custodian,  as may be reasonably  necessary to enable the  custodian  to  perform  its  responsibilities  with  respect  to the Fund, including,  but not limited to,  assistance  related to the  settlement  of all portfolio transactions.

      3.    Independent   Contractor.   In  the   performance   of  its  duties
hereunder,  the  SubAdviser  is and  shall  be an  independent  contractor  and
unless  otherwise   expressly  provided  herein  or  otherwise   authorized  in
writing,  shall  have no  authority  to act for or  represent  the  Fund or the
Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

      4.    Expenses.  During the term of this  Agreement,  SubAdviser will pay all  expenses  incurred  by it in  connection  with its  activities  under this
Agreement   other  than  the  cost  of   securities,   commodities   and  other
investments  (including  brokerage  commissions and other transaction  charges, if any)  purchased  or sold for the Fund.  The  SubAdviser  shall,  at its sole expense,  employ or associate  itself with such persons or firms as it believes to be  particularly  fitted to assist it in the  execution  of its duties under this  Agreement.  Except as  otherwise  provided in this  Agreement  or by law, the SubAdviser  shall not be responsible for the Fund's or Adviser's  expenses, which  shall  include,  but not be  limited  to,  organizational  and  offering expenses (which include  out-of-pocket  expenses,  but not overhead or employee
costs  of  the  SubAdviser);   expenses  for  legal,  accounting  and  auditing
services;   taxes  and  governmental   fees;  dues  and  expenses  incurred  in
connection  with  membership  in  investment  company  organizations;  costs of printing and distributing  shareholder reports, proxy materials,  prospectuses, stock  certificates  and  distribution  of  dividends;  charges  of the  Fund's
custodians   and   sub-custodians,   administrators   and   sub-administrators,
registrars,   transfer  agents,   dividend   disbursing   agents  and  dividend
reinvestment  plan agents;  payment for portfolio pricing services to a pricing
agent,  if  any;   registration  and  filing  fees  of  the  SEC;  expenses  of registering  or  qualifying  securities  of the Fund  for  sale in the  various states;  freight  and other  charges in  connection  with the  shipment  of the
Fund's  portfolio  securities;  fees and expenses of  non-interested  Trustees;
salaries of shareholder  relations personnel;  costs of shareholders  meetings;
insurance;  interest;  brokerage costs; and litigation and other  extraordinary or  non-recurring  expenses.  The  Fund or the  Adviser,  as the  case  may be, shall  reimburse the  SubAdviser for any expenses of the Fund or the Adviser as may be reasonably  incurred as  specifically  provided for in this Agreement or as  specifically  agreed to beforehand by Adviser.  The  SubAdviser  shall keep and  supply  to the  Fund  and  the  Adviser  reasonable  records  of all  such expenses.

      5.    Compensation.  For the services  provided and the expenses  assumed with respect to the Fund pursuant to this  Agreement,  the  SubAdviser  will be entitled  to the fee  listed  for the  Fund on  Exhibit  A.  Such  fee  will be computed  daily  and  payable  no later  than the  tenth  (10th)  business  day following the end of each month,  from the Adviser,  calculated as described in
Exhibit A.

      The  method of  determining  net assets of the Fund for  purposes  hereof shall be the same as the  method of  determining  net assets  for  purposes  of establishing  the offering and  redemption  price of the shares as described in the  Fund's  Prospectus.  If this  Agreement  shall  be  effective  for  only a portion of a month,  the  aforesaid  fee shall be  prorated  for the portion of such month during which this Agreement is in effect.

      In the event that the  investment  advisory  fee rate paid to the Adviser by the Fund is  reduced,  the  compensation  paid to the  SubAdviser  hereunder shall be reduced by the same percentage.

      6.    Representations  and  Warranties  of  SubAdviser.   The  SubAdviser
represents and warrants to the Adviser and the Fund as follows:

      (a)   The  SubAdviser is  registered  as an investment  adviser under the
Advisers Act;

      (b)   The SubAdviser is registered as a Commodity  Trading  Adviser under the  Commodity  Exchange  Act (the "CEA") with the  Commodity  Futures  Trading
Commission  (the  "CFTC"),  or is  not  required  to  register  pursuant  to an applicable exemption;

      (c)   The  SubAdviser  is  a  corporation  duly  organized  and  properly registered and operating under the laws of the  Commonwealth  of  Massachusetts with the power to own and  possess its assets,  perform its  obligations  under this  Agreement,  and to carry on its  business as it is now being,  and to be, conducted;

      (d)   The execution,  delivery and  performance by the SubAdviser of this
Agreement are within the  SubAdviser's  powers and have been duly authorized by all  necessary  action and no action by or in respect of, or filing  with,  any governmental  body,  agency  or  official  is  required  on  the  part  of  the
SubAdviser  for the  execution,  delivery and  performance by the SubAdviser of this Agreement,  and the execution,  delivery and performance by the SubAdviser of this  Agreement do not  contravene  or  constitute  a default  under (i) any provision  of  applicable  law,  rule  or  regulation,  (ii)  the  SubAdviser's governing instruments,  or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the SubAdviser;

      (e)   The Form ADV of the SubAdviser  previously  provided to the Adviser and all  amendments  to the  SubAdviser's  Form ADV,  which will be provided by the  SubAdviser to the Adviser upon request,  is or will be a true and complete copy of the  form as  currently  filed  or as then  filed  with the SEC and the information  contained  therein  is  accurate  and  complete  in  all  material respects  and does not omit to state any  material  fact  necessary in order to make the statements made, in light of the  circumstances  under which they were made, not misleading.

      (f)  The  Prospectus,   with  respect  to  information  relating  to  and
provided  by the  SubAdviser  and its  relationship  to, and actions  for,  the
Fund,  contains  as of the  date  hereof  or  will  contain  as of the  date of effectiveness  of any future  Registration  Statement  filed by the Fund or any supplement  thereto,  no untrue  statement  of any  material  fact and does not omit any statement of a material  fact which was required to be stated  therein or necessary to make the statements contained therein not misleading.

      7.    Representations   and   Warranties   of   Adviser.    The   Adviser
represents and warrants to the SubAdviser as follows:

      (a)   The  Adviser  is  registered  as an  investment  adviser  under the
Advisers Act;

      (b)   The Adviser has filed a notice of  exemption  pursuant to Rule 4.14 under  the CEA with the CFTC and the  National  Futures  Association  or is not
required to file such exemption;

      (c)   The Adviser is a corporation  duly  organized and validly  existing under the laws of the State of  Colorado  with the power to own and possess its assets,  perform  its  obligations  under this  Agreement,  and to carry on its business as it is now being, and to be, conducted;

      (d)   The  execution,  delivery  and  performance  by the Adviser of this
Agreement  are within the  Adviser's  powers and have been duly  authorized  by all necessary  action,  and no action by or in respect of, or filing with,  any governmental  body,  agency or  official is required on the part of the Adviser for the execution,  delivery and  performance by the Adviser of this Agreement, and the  execution,  delivery and  performance by the Adviser of this Agreement do  not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable law, rule or regulation,  (ii) the Adviser's governing  instruments,
or  (iii)  any  agreement,   judgment,   injunction,  order,  decree  or  other
instrument binding upon the Adviser;

      (e)   The   Adviser   acknowledges   that  it  received  a  copy  of  the
SubAdviser's Form ADV prior to the execution of this Agreement;

      (f)   The  Adviser  and the Fund  have  duly  entered  into the  Advisory
Agreement  pursuant  to which the Fund  authorized  the  Adviser  to enter into this Agreement; and

      (g)   The Adviser  will take such steps as are  necessary  to ensure that the Fund's shares are duly  authorized  and  registered  for sale to the extent that such shares are offered for sale.

      (h)   The Adviser has been granted with full power and authority to enter into spot and forward foreign exchange contracts, to perform its obligations under such foreign exchange contracts and to appoint the
SubAdviser to enter into such foreign exchange contracts on the Fund's or the
Adviser's behalf. The SubAdviser has been granted full power and authority to enter into foreign exchange contracts as agent on the behalf of the Fund or the Adviser and to give instructions for settlement of the same and has full authority to instruct the Fund's custodian in conformity with the Fund's mandate.  In the event of the termination of this Agreement, the SubAdviser may offer counterparties the ability to leave open any existing foreign exchange contracts or to close them out at prevailing market rates.

      8.    Delivery  of  Documents  to  the  Adviser.   The   SubAdviser   has
furnished  the  Adviser  with  true,   accurate  and  complete  copies  of  the
following:

      (a)   The  SubAdviser's  Form ADV as filed  with the SEC,  as of the date hereof;

      (b)   Separate  lists  of  persons  who  the  SubAdviser  wishes  to have authorized to give written and oral instructions to custodian(s) of the Fund;

      (c)   The Code of Ethics of the  SubAdviser,  as in effect on the date hereof;
and

      (d)   The  Proxy  Voting  Policies  and  Procedures  of the  SubAdviser,
as in effect on the date hereof.

      The  SubAdviser  will  furnish the Adviser from time to time with copies, properly certified or otherwise  authenticated,  of all material  amendments of or supplements to the foregoing.

      9.    Survival  of  Representations  and  Warranties;  Duty  to  Update
Information.  All  representations  and  warranties  made by the SubAdviser and the  Adviser  pursuant  to Sections 6 and 7,  respectively,  shall  survive the termination of this  Agreement.  The parties hereto shall promptly  notify each
other  in   writing   upon   becoming   aware   that   any  of  the   foregoing
representations  and  warranties  are no longer true and the  SubAdviser  shall
promptly   update  all  information  and  documents  which  the  SubAdviser  is required to provide to the Adviser hereunder.

      10.   Liability and Indemnification.

      (a)   Liability.  The  SubAdviser  shall  exercise  its best  judgment in rendering  the  services in  accordance  with the terms of this  Agreement.  In the absence of willful  misfeasance,  bad faith or gross negligence on the part of the  SubAdviser  or a  reckless  disregard  of  its  duties  hereunder,  the
SubAdviser,  each of its  affiliates  and all  respective  partners,  officers,
Trustees and employees  ("Affiliates")  and each person, if any, who within the meaning of the Securities Act controls the SubAdviser  ("Controlling  Persons")
shall not be liable for any error of  judgment  or mistake of law and shall not be subject to any  expenses or  liability  to the  Adviser,  the Fund or any of the  Fund's  shareholders,  in  connection  with  the  matters  to  which  this
Agreement relates.

      (b) The  SubAdviser  agrees to indemnify  and hold  harmless the Adviser,
its  Affiliates  and  Controlling   Persons  and  their  respective   officers,
Trustees  and  employees,   against  any  and  all  losses,  claims,   damages,
liabilities or litigation  (including  reasonable  attorneys'  fees),  to which the Adviser or such  Affiliates or Controlling  Persons of the Adviser or their respective  officers,  Trustees and employees may become subject under the 1940
Act,  the 1933 Act,  the  Advisers  Act,  or any other  statute,  law,  rule or
regulation,   arising  directly  out  of  the   SubAdviser's   responsibilities
hereunder  (1) to the extent of and as result of the willful  misfeasance,  bad faith,  negligence,  or reckless  disregard  of, the  SubAdviser's  obligations and/or duties under this Agreement by the SubAdviser,  any of the  SubAdviser's employees or  representatives  or any other  affiliate of or any person  acting on behalf of the  SubAdviser,  or (2) as a result of any untrue  statement of a material fact  contained in the Fund's  registration  statement,  including any amendment  thereof or any  supplement  thereto,  or the  omission of a material fact  required to be stated in such  registration  statement  necessary to make the  statements  therein not  misleading,  if such a statement  or omission was made in reliance upon and in conformity with written  information  furnished by the SubAdviser to the Fund or written  information  furnished by the Adviser to the SubAdviser for review and such  information is approved or deemed  approved by the  SubAdviser;  provided,  however,  that in no  case is the  SubAdviser's indemnity  hereunder  deemed to protect a person against any liability to which any such person would  otherwise  be subject by reason of willful  misfeasance, bad  faith or  negligence  in  performance  of its  duties  or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (c) The Adviser  agrees to indemnify  and hold  harmless the  SubAdviser, its  Affiliates  and each  Controlling  Person of the  SubAdviser,  if any, and their respective  officers,  Trustees and employees against any and all losses, claims,  damages,  liabilities or litigation  (including  reasonable attorneys'
fees),  to which the  SubAdviser or such  Affiliates or  Controlling  Person of the  SubAdviser  or their  respective  officers,  Trustees  and  employees  may become  subject  under the Act, the 1933 Act,  the  Advisers  Act, or any other
statute,   law,   rule   or   regulation,   arising   out  of   the   Adviser's
responsibilities   as   investment   manager  of  the  Fund  or  the  Adviser's
obligations  hereunder  (1) to the  extent  of and as a result  of the  willful misfeasance,  bad faith,  or  negligence  by the Adviser,  any of the Adviser's employees  or  representatives  or any  affiliate  of or any  person  acting on behalf of the Adviser;  provided,  however, that in no case shall the Adviser's indemnity  hereunder  be deemed to protect a person  against any  liability  to which  any such  person  would  otherwise  be  subject  by  reason  of  willful misfeasance,  bad faith or  negligence in the  performance  of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under this
Agreement.

      11.   Duration and Termination.

      (a)   Duration.  Unless sooner  terminated,  this Agreement  shall remain in effect until two years from the date of  execution  hereof,  and  thereafter shall continue  automatically  for  successive  annual  periods,  provided such continuance  is  specifically  approved  at least  annually  by (i) the  Fund's
Board or (ii) vote by the  holders  of a  "majority"  (as  defined  in the 1940
Act)  of the  outstanding  voting  securities  of the  Fund;  provided  that in either  event its  continuance  also is  approved  by a majority  of the Fund's
Trustees who are not  "interested  persons" (as defined in the 1940 Act) of any party to this  Agreement,  by vote cast in person at a meeting  called  for the purpose of voting on such approval.

      (b)   Termination.  Notwithstanding  whatever  may be provided  herein to the contrary,  this  Agreement may be terminated at any time,  without  payment of any penalty:

            (i)   By vote of a majority  of the Fund's  Board,  or by vote of a majority of the  outstanding  voting  securities  of the Fund,  or by the
      Adviser,  in each case, on not more than 60 days'  written  notice to the
      SubAdviser;

            (ii)  By the  non-defaulting  party  immediately upon receipt of written notice from the  non-defaulting  party to the defaulting party in the event of a material  breach of any provision of this  Agreement by the defaulting party; or

            (iii) By the  SubAdviser  on not more  than 60 days'  written notice to the Adviser and the Fund.

            The  notice  provided  for in (i) and (iii)  above may be waived by the party required to be notified.

      This  Agreement  shall not be  assigned  (as such term is  defined in the
1940 Act) and shall terminate  automatically  in the event of its assignment or
upon  the  termination  of  the  Advisory   Agreement.   In  the  event  of  an
assignment  that occurs solely due to the change of control of the  SubAdviser,
any  necessary   approvals  will  be  obtained  at  the  sole  expense  of  the
SubAdviser.

      (c)   Transactions  in  Progress  Upon   Termination.   The  Adviser  and
SubAdviser  will  cooperate  with each other to ensure that  portfolio or other transactions  in progress at the date of termination  of this  Agreement  shall
be  completed  by  the  SubAdviser  in  accordance   with  the  terms  of  such
transactions,  and to this end the  SubAdviser  shall  provide the Adviser with all  necessary  information  and  documentation  to secure  the  implementation thereof.

      12.   Duties  of  the  Adviser.   The  Adviser  shall  continue  to  have
responsibility  for all  services to be  provided  to the Fund  pursuant to the
Advisory  Agreement and shall oversee and review the  SubAdviser's  performance of its  duties  under  this  Agreement.  Nothing  contained  in this  Agreement shall  obligate  the Adviser to provide  any  funding or other  support for the purpose of directly or indirectly promoting investments in the Fund.

      13.   Reference to Adviser and SubAdviser.

      (a)   Neither  the Adviser  nor any  Affiliate  or agent of it shall make reference to or use the name of  SubAdviser  or any of its  Affiliates,  or any of  their  clients,  except  as  provided  herein  and  except  for  references concerning  the  identity of and  services  provided by the  SubAdviser  to the
Fund,  which  references  shall not differ in substance  from those included in
the  Prospectus  and  this   Agreement,   in  any  advertising  or  promotional
materials  without the prior approval of  SubAdviser,  which approval shall not be  unreasonably  withheld or delayed.  The Adviser  hereby  agrees to make all reasonable  efforts to cause the Fund and any Affiliate  thereof to satisfy the foregoing obligation.

      (b)   Neither  the  SubAdviser  nor any  Affiliate  or  agent of it shall make  reference  to or use the name of the Fund,  the  Adviser  or any of their respective  Affiliates,  or any of their clients,  except references concerning the identity of the Fund or the Adviser,  which  references shall not differ in substance  from those included in the  Prospectus  and this  Agreement,  in any
advertising   or   promotional   materials   without  the  prior   approval  of
SubAdviser,  which  approval  shall not be  unreasonably  withheld  or delayed.
The SubAdviser  hereby agrees to make all reasonable  efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

      14.   Amendment.  This  Agreement  may be amended only by mutual  consent of the  parties,  provided  that the terms of any material  amendment  shall be approved  by:  a)  the  Fund's  Board  or  by a  vote  of  a  majority  of  the outstanding  voting  securities  of the Fund (as  required by the 1940 Act) and
b)  the  vote  of a  majority  of  those  Trustees  of the  Fund  who  are  not
"interested  persons"  of any  party  to this  Agreement  cast in  person  at a meeting  called for the purpose of voting on such  approval,  if such  approval is required by applicable law.

      15.   Confidentiality.  Subject  to  the  duties  of  the  SubAdviser  to comply with  applicable  law,  including any demand of any regulatory or taxing authority having  jurisdiction,  the SubAdviser shall treat as confidential all information  pertaining  to the Fund and the  actions  of the  SubAdviser,  the
Adviser and the Fund in respect thereof.

      16.   Notice.  Any notice  that is  required  to be given by the  parties to  each  other  under  the  terms  of  this  Agreement  shall  be in  writing, delivered,  or  mailed  postpaid  to  the  other  parties,  or  transmitted  by facsimile  with  acknowledgment  of receipt,  to the  parties at the  following addresses or facsimile  numbers,  which may from time to time be changed by the parties by notice to the other party:

(a)   If to the SubAdviser:

                  Baring Asset Management, Inc.
                  Independence Wharf
                  470 Atlantic Avenue
                  Boston, MA 02210
                  Attention: President
                  Facsimile: (617) 946-5430

                  With a copy to:

                  Baring Asset Management, Inc.
                  Independence Wharf
                  470 Atlantic Avenue
                  Boston, MA 02210
                  Attention: Legal and Compliance Department
                  Facsimile: (617) 946-5494

(b)   If to the Adviser:

                  OppenheimerFunds, Inc.
                  Two World Financial Center
                  225 Liberty Street, 11th Floor
                  New York, NY  10281
                  Attention: General Counsel
                  Facsimile: (212) 323-4070

Such notice shall be deemed  effective  when provided in  accordance  with this section 16.

      17.   Jurisdiction.  This  Agreement  shall be governed by and  construed consistent  with the Advisory  Agreement  and in  accordance  with  substantive laws of the State of New York  without  reference  to choice of law  principles thereof  and in  accordance  with the 1940  Act.  In the case of any  conflict, the 1940 Act shall control.

      18.   Counterparts.  This  Agreement  may be  executed  in  one  or  more counterparts,  each of which  shall be deemed an  original,  all of which shall together constitute one and the same instrument.

      19.   Certain  Definitions.  For  the  purposes  of  this  Agreement  and
except  as  otherwise  provided  herein,   "interested   person,"   "affiliated
person," and  "assignment"  shall have their  respective  meanings as set forth in the 1940 Act,  subject,  however,  to such  exemptions  as may be granted by the SEC.

      20.   Captions.  The  captions  herein are included  for  convenience  of reference  only and shall be  ignored  in the  construction  or  interpretation hereof.

      21.   Severability.  If any  provision  of this  Agreement  shall be held or made invalid by a court  decision or  applicable  law, the  remainder of the
Agreement  shall not be affected  adversely  and shall remain in full force and effect.

      22.   Survival.  The  provisions of Sections  2(f), 9, 10, 11(c),  13, 15 and 16 will survive termination of this Agreement.

      IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement on the day and year first written above.

                              ADVISER
                              OppenheimerFunds, Inc.

                              By: /s/ Robert G. Zack
                                  --------------------------------------------
                                  Robert G. Zack
                                  Executive Vice President and General Counsel

                              SUBADVISER
                              Baring Asset Management, Inc.

                              By: /s/ Robert M. Cecere
                                  -----------------------
                                  Robert M. Cecere
                                  Chief Operating Officer

                                 EXHIBIT A TO
                             SUBADVISORY AGREEMENT

      SubAdvisory Fee

      The  Adviser  will  pay  the  SubAdviser  a  fee  equal  to  40%  of  the investment  management fee collected by the Adviser from the Fund,  which shall be calculated  after any investment  management fee waivers (i) required by the
Fund's  Board  or  (ii)   voluntarily   agreed  to  by  the  Adviser  with  the
SubAdviser's  concurrence.  Notwithstanding  the  foregoing,  if  the  Adviser, without  demand  from  the  Fund's  Board,  agrees,  without  the  SubAdviser's concurrence,  to voluntarily  waive a portion of the investment  management fee the Fund is required to pay to the  Adviser,  the  SubAdviser's  fee  hereunder shall be based  upon the  investment  management  fee the Fund  would have paid but for any such waiver agreed to by the Adviser in its sole discretion.